UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 25, 2012
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Investigations Pending at the California Public Utilities Commission (“CPUC”)

The CPUC is conducting three investigations of PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”), that relate to (1) the Utility’s safety recordkeeping for its natural gas transmission system (the “Records OII”), (2) the Utility’s operation of its natural gas transmission pipeline system in or near locations of higher population density (the “Class Location OII”), and (3) the Utility’s pipeline installation, integrity management, recordkeeping and other operational practices, and other events or courses of conduct, that could have led to or contributed to the rupture of one of the Utility’s natural gas transmission pipelines on September 9, 2010 in San Bruno, California and the ensuing explosion and fire (the “San Bruno OII”).  If the CPUC determines in these investigations that the Utility violated applicable laws, rules, and orders, the CPUC can impose significant penalties on the Utility.

On September 25, 2012, the CPUC administrative law judges overseeing the investigations issued a joint ruling granting the CPUC’s Consumer Protection and Safety Division’s (“CPSD”) request to file a single coordinated brief regarding potential remedies and penalties in these investigative proceedings, rather than separate briefs in each proceeding.  The ruling also directed the CPSD to include in its brief the amounts of any fine recommendations that are attributable to each proceeding. The ruling also established a revised procedural schedule for the investigations which allows the Utility and other parties to respond to supplemental testimony on the Utility’s financial resources filed by the CPSD on September 17, 2012.  The supplemental testimony consisted of a report prepared by the CPSD’s financial consultant that concluded that the Utility can issue approximately $2.2 billion in equity to pay a penalty.

The revised schedule is as follows:

Date	Class Location OII	Records OII	San Bruno OII	Consolidated Issues
October 9	Concurrent opening briefs due			Intervener’s supplemental testimony regarding financial resources due
October 19	Concurrent reply briefs due			The Utility’s reply testimony on financial resources1
October 30		Concurrent opening briefs due
November 13				Evidentiary hearing on financial resources analysis (if necessary)
November 14		Concurrent reply briefs due
November 19			Concurrent opening briefs due
November 30				Coordinated briefs on remedies and penalties due
December 7			Concurrent reply briefs due
December 14				The Utility’s coordinated reply brief on remedies and penalties due
December 21				Coordinated rebuttal briefs on remedies and penalties due

1 After the parties review the Utility’s reply testimony, the CPSD may request an opportunity to provide rebuttal testimony before the hearing on November 13, 2012.

The ruling also stated that no decision had been made as to whether or how to consolidate the proceedings for decision and noted that consolidation may be ordered at a later date.

PG&E Corporation’s and the Utility’s financial statements for the year ended December 31, 2011 and for the quarters ended March 31 and June 30, 2012, reflect PG&E Corporation’s and the Utility’s conclusion that it was probable that the Utility would incur total penalties of at least $200 million. In connection with these financial statements, PG&E Corporation and the Utility stated that they were unable to estimate the reasonably possible amount of additional penalties that the Utility could incur and that such amounts could be material.  PG&E Corporation and the Utility stated that their estimates and assumptions are subject to change and that future changes in these estimates or assumptions could have a material impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, and cash flows.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: September 26, 2012	By:	HYUN PARK
HYUN PARK Senior Vice President and General Counsel

PACIFIC GAS AND ELECTRIC COMPANY

Dated: September 26, 2012	By:	HYUN PARK
HYUN PARK Senior Vice President and General Counsel of PG&E Corporation (duly authorized officer)